Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACTS AS TRUSTEE
Check if an Application to Determine Eligibility of A Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification Number

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918
(Name, address and telephone number of agent for service)
Vector Group Ltd.
(Issuer with respect to the Securities)

Delaware	65-0949535

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 S.E. Second Street Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
11% Senior Secured Notes Due 2015
(Title of the Indenture Securities)

Exact Name of Registrant		State of	I.R.S. Employer
Guarantor as Specified in		Incorporation or	Identification
its Charter	Address and Phone Number	Organization	Number
100 Maple LLC	c/o Liggett Vector Brands Inc. 3800 Paramount Parkway, Suite 250 PO Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	65-0960238

Eve Holdings, Inc.	1105 N. Market Street Suite 617 Wilmington, DE 19801 (302) 651-8300	Delaware	56-1703877

Liggett & Myers Holdings, Inc.	100 S.E. Second Street 32nd Floor Miami, FL 33131 (305) 579-8000	Delaware	51-0413146

Liggett & Myers Inc.	c/o Liggett Vector Brands Inc. 3800 Paramount Parkway, Suite 250 PO Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	56-1110146

Liggett Group LLC	c/o Liggett Vector Brands Inc. 3800 Paramount Parkway, Suite 250 PO Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	56-1702115

Liggett Vector Brands Inc.	3800 Paramount Parkway, Suite 250 P.O. Box 2010 Morrisville, NC 27560 (305) 579-8000	Delaware	74-3040463

V.T. Aviation LLC	3800 Paramount Parkway, Suite 250 P.O. Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	51-0405537

Vector Research LLC	c/o Liggett Vector Brands Inc. 3800 Paramount Parkway, Suite 250 PO Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	65-1058692

Vector Tobacco Inc.	c/o Liggett Vector Brands Inc. 3800 Paramount Parkway, Suite 250 PO Box 2010 Morrisville, NC 27560 (919) 990-3500	Virginia	54-1814147

Exact Name of Registrant		State of	I.R.S. Employer
Guarantor as Specified in		Incorporation or	Identification
its Charter	Address and Phone Number	Organization	Number
VGR Aviation LLC	3800 Paramount Parkway, Suite 250 P.O. Box 2010 Morrisville, NC 27560 (919) 990-3500	Delaware	65-0949535

VGR Holding LLC	100 S.E. Second Street 32nd Floor Miami, Florida 33131 (305) 579-8000	Delaware	65-0949536
FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on Form S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 8th of April, 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Joshua Hahn
Joshua Hahn
Assistant Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: April 8th 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By:	/s/ Joshua Hahn
Joshua Hahn
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 12/31/2009
($000’s)

12/31/2009
Assets
Cash and Balances Due From Depository Institutions	$6,198,904
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	4,797,639
Intangible Assets	13,399,731
Other Assets	15,721,341

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	10,148,686
Treasury Demand Notes	0
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$1,629,447
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Raymond S. Haverstock
Vice President

Date: April 8, 2010